Exhibit 3.1 (1)

State of Delaware

Office of the Secretary of State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND

CORRECT COPY OF THE CERTIFICATE OFAMENDMENT OF FORMULAWON IN TO REACH MESSAGING HOLDINGS, INC..", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF FEBRUARY, A.D. 2010, AT 11:35 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4392053 8100 100153930	/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 7816892 DATE: 02-17-10

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify'

FIRST: That at a meeting of the Board of Directors of
FORMULAWON INC.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered " 1        " so that, as amended, said Article shall be and read as follows:

The name of the corporation shall be "Reach Messaging Holdings Inc.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 3th day of February, 2010

By: /s/ Shane Gau
Authorized Officer
Title: CEO
Name: Shane Gau
Print or Type

State of Delaware
Secretary of State
Division of Corporations Delivered 11:41 AM 02/17/2010
FILED 11:35 AM 02/17/2010 SRV 100153930 - 4392053 FILE